UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. )

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☒	Soliciting Material under § 240.14a-12

AIM ImmunoTech Inc.

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AIM ImmunoTech Provides Update on Jorgl Activist Group Litigation

OCALA, Fla., August 15, 2022 — AIM ImmunoTech Inc. (NYSE: American AIM) (“AIM” or the “Company”), an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders, and viral diseases, today issued the following statement regarding the outcome of a hearing in the Delaware Court of Chancery concerning a motion for a temporary restraining order (“TRO”) sought by activist shareholder Jonathan Jorgl:

“This morning we announced in a Form 10-Q filing that on August 12, 2022, a hearing was held in the Delaware Court of Chancery concerning a motion for a temporary restraining order sought by Mr. Jorgl related to his nomination of director candidates for election to the Board at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Court of Chancery reconvened the hearing today and denied Mr. Jorgl’s motion for a TRO. The Court scheduled a hearing on Mr. Jorgl’s motion for a preliminary injunction to be held on October 5, 2022.

We will continue to take steps to protect the rights of all shareholders and will provide further updates as available.”

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders, and viral diseases, including COVID-19. The Company’s lead product, Ampligen® (rintatolimod) is an immuno-modulator with broad spectrum activity being developed for globally important cancers, viral diseases and disorders of the immune system.

Ampligen is currently being used to treat pancreatic cancer patients in an Early Access Program (EAP) approved by the Inspectorate of Healthcare in the Netherlands at Erasmus Medical Center and AIM plans to initiate a Phase 2 clinical study in 2022. The Company also has multiple ongoing clinical trials to evaluate Ampligen as a combinational therapy for the treatment of a variety of solid tumor types both underway and planned at major cancer research centers. Additionally, Ampligen is approved in Argentina for the treatment of severe chronic fatigue syndrome (CFS) and is currently being evaluated in many aspects of SARS-CoV-2/COVID-19 treatments and COVID-19 Long Hauler treatment.

For more information, please visit aimimmuno.com and connect with the Company on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks, uncertainties and other factors. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this press release.

Important Information

The Company intends to file with the SEC a proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Company’s Annual Meeting. Details concerning the nominees of the Company’s Board of Directors for election at the Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders will be able to obtain a copy of the proxy statement, any amendments or supplements thereto and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. Copies of these materials will also be available free of charge on AIM’s Investor Relations website at https://aimimmuno.com/sec-filings/.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in Form 10-K for the year ended December 31, 2021, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the identity of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Contacts

JTC Team, LLC

Jenene Thomas

833-475-8247

AIM@jtcir.com

OR

Longacre Square Partners

Dan Zacchei / Joe Germani

dzacchei@longacresquare.com / jgermani@longacresquare.com